Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1999 and February 26, 1999 included in this Post-Effective Amendment No. 13 to Registration Statement (File No. 33-75988) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.

                                            /s/ KMPG LLP
                                                KMPG LLP

Hartford, Connecticut
APril 16, 1999